Exhibit 3.2

THE COMPANIES ACTS 1985 AND 1989

PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

of

INMARSAT FINANCE PLC

1.                                       The Company’s name is “DUCHESSBROOK PLC” *

2.                                       The Company is to be a public company.

3.                                       The Company’s registered office is to be situated in England and Wales.

4.                                       The Company’s objects are:

(A)                              (i)                                     To carry on business as manufacturers, builders and suppliers of and dealers in goods of all kinds, and as mechanical, general, electrical, marine, radio, electronic, aeronautical, chemical, petroleum, gas, civil and constructional engineers, and manufacturers, importers and exporters of, dealers in machinery, plant and equipment of all descriptions and component parts thereof, forgings, castings, tools, implements, apparatus and all other articles and things.

(ii)                                  To act as an investment holding company and to co-ordinate the business of any companies in which the Company is for the time being interested, and to acquire (whether by original subscription, tender, purchase exchange or otherwise) the whole of or any part of the stock, shares, debentures, debenture stocks, bonds and other securities issued or guaranteed by a body corporate constituted or carrying on business in any part of the world or by an government sovereign ruler, commissioners, public body or authority and to hold the same as investments, and to sell, exchange, carry and dispose of the same.

(iii)                               To carry on the businesses in any part of the world as importers, exporters, buyers, sellers, distributors and dealers and to win, process and work produce of all kinds.

* Pursuant to a special resolution passed on 7 January 2004 the name of the Company was changed from Duchessbrook Plc to Inmarsat Finance Plc.

(B)                          To carry on the following businesses, namely, contractors, garage proprietors, filling station proprietors, owners and charterers of road vehicles, aircraft and ships and boats of every description, lightermen and carriers of goods and passengers by road, rail, water or air, forwarding transport and commission agents, customs agents, stevedores, wharfingers, cargo superintendents, packers, warehouse storekeepers, cold store keepers, hotel proprietors, caterers, publicans, consultants, advisers, financiers, bankers, advertising agents, insurance brokers, travel agents, ticket agents and agency business of all kinds and generally to provide entertainment for and render services of all kinds to others and to carry on any other trade or business which can in the opinion of the directors be advantageously carried on by the Company in connection with or ancillary to any of the businesses of the Company.

(C)                          To buy, sell, manufacture, repair, alter, improve, manipulate, prepare for market, let on hire, and generally deal in all kinds of plant, machinery, apparatus, tools, utensils, materials, produce, substances, articles and things for the purpose of any of the businesses specified in clause 4, or which may be required by persons having, or about to have, dealings with the Company.

(D)                         To build, construct, maintain, alter, enlarge, pull down, remove and replace any buildings, shops, factories, offices, works, machinery and engines, and to work, manage and control these things.

(E)                           To enter into contracts, agreements and arrangements with any person for the carrying out by that person on behalf of the Company of any object for which the Company is formed.

(F)                           To acquire, undertake and carry on the whole or any part of the business, property and liabilities of any person carrying on any business which may in the opinion of the directors be capable of being conveniently carried on, or calculated directly or indirectly to enhance the value of or make profitable any of the Company’s property or rights, or any property suitable for the purposes of the Company.

(G)                          To enter into any arrangement with a government or authority, whether national, international, supreme, municipal, local or otherwise, that may in the opinion of the directors be conducive to any object of the Company, and to obtain from that government or authority any right, privilege or concession which in the opinion of the directors is desirable, and to carry out, exercise and comply with that arrangement, right, privilege or concession.

(H)                         To apply for, purchase and by other means acquire, protect, prolong and renew any patent, patent right, brevet d’invention, licence, secret process, invention, trade mark, service mark, copyright, registered design, protection, concession and right of the same or similar effect or nature, and to use, turn to account, manufacture under and grant licences and privileges in respect of those things, and to spend money in experimenting with, testing, researching, improving and seeking to improve any of those things.

(I)                              To acquire an interest in, amalgamate with and enter into partnership or any arrangement for the sharing of profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person, or with any employees of the Company.  To lend money to, guarantee the contracts of, and otherwise assist that person or those employees, and to take and otherwise acquire an interest in that person’s shares or other securities and to sell, hold, re-issue, with or without guarantee, and otherwise deal with those shares or other securities.

(J)                             To lend money to, subsidise and assist any person, to act as agents for the collection, receipt and payment of money and generally to act as agents and brokers for and perform services for any person, and to undertake and perform sub-contracts.

(K)                         To enter into any guarantee or contract of indemnity or suretyship, and to provide security, including, without limitation, the guarantee and provision of security for the performance of the obligations of or the payment of any money (including, without limitation, capital, principal, premiums, dividends, interest, commissions, charges, discount and any related costs or expenses whether on shares or other securities) by any person including, without limitation, any body corporate which is for the time being the Company’s holding company, the Company’s subsidiary, a subsidiary of the Company’s holding company or any person which is for the time being a member or otherwise has an interest in the Company or is associated with the Company in any business or venture, with or without the Company receiving any consideration or advantage (whether direct or indirect), and whether by personal covenant or mortgage, charge or lien over all or part of the Company’s undertaking, property, assets or uncalled capital (present and future) or by other means.  For the purposes of paragraph (K) “guarantee” includes any obligation, however described, to pay, satisfy, provide funds for the payment or satisfaction of (including, without limitation, by advance of money, purchase of or subscription for shares or other securities and purchase of assets or services), indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person.

(L)                           To promote, finance and assist any person for the purpose of acquiring all or any of the property, rights and undertaking or assuming the liabilities of the Company, or for any other purpose which may in the opinion of the directors directly or indirectly benefit the Company, and in that connection to place, guarantee the placing of, underwrite, subscribe for and otherwise acquire all or any part of the shares or other securities of a body corporate.

(M)                      To pay out of the funds of the Company all or any expenses which the Company may lawfully pay of or incidental to the formation, registration, promotion and advertising of and raising money for the Company and the issue of its shares or other securities, including, without limitation, those incurred in connection with the advertising and offering of its shares or other securities for sale or subscription, brokerage and commissions for obtaining applications for and taking, placing, underwriting or procuring the underwriting of its shares or other securities.

(N)                         To remunerate any person for services rendered or to be rendered to the Company, including, without limitation, by cash payment or by the allotment of shares or other securities of the Company, credited as paid up in full or in part.

(O)                         To purchase, take on lease, exchange, hire and otherwise acquire any real or personal property and any right or privilege over or in respect of it.

(P)                           To receive money on deposit on any terms the directors think fit.

(Q)                         To invest and deal with the Company’s money and funds in any way the directors think fit.

(R)                          To lend money and give credit with or without security.

(S)                           To borrow, raise and secure the payment of money in any way the directors think fit, including, without limitation, by the issue of debentures and other securities, perpetual or otherwise, charged on all or any of the Company’s property (present and future) or its uncalled capital, and to purchase, redeem and pay off those securities.

(T)                          To remunerate any person for services rendered or to be rendered in placing, assisting and guaranteeing the placing and procuring the underwriting of any share or other security of the Company or of any person in which the Company may be interested or proposes to be interested, or in connection with the conduct of the business of the Company, including, without limitation, by cash payment or by the allotment of shares or other securities of the Company, credited as paid up in full or in part.

(U)                         To acquire, hold, dispose of, subscribe for, issue, underwrite, place, manage assets belonging to others which include, advise on, enter into contracts or transactions in relation to or involving and in any other way deal with or arrange dealings with or perform any service or function in relation to (as applicable): shares, stocks, debentures, loans, bonds, certificates of deposit and other instruments creating or acknowledging indebtedness, government, public or other securities, warrants, certificates representing securities or other obligations, units in collective investment schemes, options, futures, spot or forward contracts, contracts for differences or other investments or obligations, currencies, interest rates, precious metals or other commodities, any index (whether related in any way to any of the foregoing or otherwise), any right to, any right conferred by or any interest or any obligation in relation to any of the foregoing and any financial instrument or product deriving from or in any other way relating to any of the foregoing or of any nature whatsoever, and any transaction which may seem to be convenient for hedging the risks associated with any of the foregoing.

(V)                          To co-ordinate, finance and manage the business and operation of any person in which the Company has an interest.

(W)                     To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(X)                         To sell, lease, exchange, let on hire and dispose of any real or personal property and the whole or part of the undertaking of the Company, for such consideration as the directors think fit, including, without limitation, for shares, debentures or other securities, whether fully or partly paid up, of any person, whether or not having objects (altogether or in part) similar to those of the Company.  To hold any shares, debentures and other securities so acquired, and to improve, manage, develop, sell, exchange, lease, mortgage, dispose of, grant options over, turn to account or otherwise deal with all or any part of the property or rights of the Company.

(Y)                          To adopt any means of publicising and making known the businesses, services and products of the Company as the directors think fit, including, without limitation, advertisement, publication and distribution of notices, circulars, books and periodicals, purchase and exhibition of works of art and interest and granting and making of prizes, rewards and donations.

(Z)                          To support, subscribe to and contribute to any charitable or public object and any institution, society and club which may be for the benefit of the Company or persons who are or were directors, officers or employees of the Company, its predecessor in business, any subsidiary of the Company or any person allied to or associated with the Company, or which may be connected with any town or place where the Company carries on business.  To subsidise and assist any association of employers or employees and any trade association.  To grant pensions, gratuities, annuities and charitable aid and to provide advantages, facilities and services to any person (including any director or former director) who may have been employed by or provided services to the Company, its predecessor in business, any subsidiary of the Company or any person allied to or associated with the Company and to the spouses, children, dependants and relatives of those persons and to make advance provision for the payment of those pensions, gratuities and annuities by establishing or acceding to any trust, scheme or arrangement (whether or not capable of approval by the Commissioners of Inland Revenue under any relevant legislation) the directors think fit, to appoint trustees and to act as trustee of any trust, scheme or arrangement, and to make payments towards insurance for the benefit of those persons and their spouses, children, dependants and relatives.

(AA)              To establish and contribute to any scheme for the purchase or subscription by trustees of shares or other securities of the Company to be held for the benefit of the employees of the Company, any subsidiary of the Company or any person allied to or associated with the Company, to lend money to those employees or to trustees on their behalf to enable them to purchase or subscribe for shares or other securities of the Company and to formulate and carry into effect any scheme for sharing the profits of the Company with employees.

(BB)                  To apply for, promote and obtain any Act of Parliament and any order or licence of any government department or authority (including, without limitation, the Department of Trade and Industry) to enable the Company to carry any of its objects into effect, to effect any modification of the Company’s constitution and for any other purpose which the directors think fit, and to oppose any proceeding or application which may in the opinion of the directors directly or indirectly prejudice the Company’s interests.

(CC)                  To establish, grant and take up agencies, and to do all other things the directors may deem conducive to the carrying on of the Company’s business as principal or agent, and to remunerate any person in connection with the establishment or granting of an agency on the terms and conditions the directors think fit.

(DD)                To distribute among the shareholders in specie any of the Company’s property and any proceeds of sale or disposal of any of the Company’s property and for that purpose to distinguish and separate capital from profits, but no distribution amounting to a reduction of capital may be made without any sanction required by law.

(EE)                    To purchase and maintain insurance for the benefit of any person who is or was an officer or employee of the Company, a subsidiary of the Company or a company in which the Company has or had an interest (whether direct or indirect) or who is or was trustee of any retirement benefits scheme or any other trust in which any officer or employee or former officer or employee is or has been interested, indemnifying that person against liability for negligence, default, breach of duty or breach of trust or any other liability which may lawfully be insured against.

(FF)                    To amalgamate with any other person and to procure the Company to be registered or recognised in any part of the world.

(GG)                  To do all or any of the things provided in any paragraph of clause 4:

(i)                                         in any part of the world;

(ii)                                      as principal, agent, contractor, trustee or otherwise;

(iii)                                   by or through trustees, agents, subcontractors or otherwise; and

(iv)                                  alone or with another person or persons.

(HH)                To do all things that are in the opinion of the directors incidental or conducive to the attainment of all or any of the Company’s objects, or the exercise of all or any of its powers.

(II)                          The objects specified in each paragraph of clause 4 shall, except where otherwise provided in that paragraph, be regarded as independent objects, and are not limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company.  None of the paragraphs of clause 4 or the objects or powers specified or conferred in or by them is deemed subsidiary or ancillary to the objects or powers mentioned in any other paragraph.  The Company has as full a power to exercise all or any of the objects and powers provided in each paragraph as if each paragraph contained the objects of a separate company.

(JJ)                        In clause 4, a reference to:

(i)                                         a “person” includes a reference to a body corporate, association or partnership whether domiciled in the United Kingdom or elsewhere and whether incorporated or unincorporated;

(ii)                                      the “Act” is, unless the context otherwise requires, a reference to the Companies Act 1985, as modified or re-enacted or both from time to time; and

(iii)                                   a “subsidiary” or “holding company” is to be construed in accordance with section 736 of the Act.

5.                                 The liability of the members is limited.

6.                                 The Company’s share capital is £50,000 divided into 50,000 ordinary shares of £1.00 each.

WE, the subscribers to this memorandum of association wish to be formed into a company pursuant to this memorandum and we agree to take the number of shares in the capital of the company shown opposite our respective names.

NAMES AND ADDRESSES OF SUBSCRIBERS	Number of shares taken by each subscriber

Janet Elvidge For and on behalf of Clifford Chance Nominees Limited 200 Aldersgate Street London EC1A 4JJ	ONE

Remi Ladega For and on behalf of Clifford Chance Secretaries Limited 200 Aldersgate Street London EC1A 4JJ	ONE

DATED the 17 day of July 2003.

WITNESS to the above signatures:

DENISE WEST
200 Aldersgate Street
London EC1A 4JJ